EMERGING MARKETS GROWTH FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting prac- tices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

Prior to November 1, 2001, the Fund was already complying with the accounting practice of amortizing premiums on its fixed-income securities. The Fund began the accounting practice of accreting discounts on November 1, 2001, although they did not hold any fixed-income securities. As a result, there is no cumulative effect to the financial statements as a result of implementing the new accounting policy. There is also no impact to current year financial statements.

GLOBAL LEADERS FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

Prior to November 1, 2001, the Fund was already complying with the accounting practice of amortizing premiums on its fixed-income securities. The Fund began the accounting practice of accreting discounts on November 1, 2001, although they did not hold any fixed-income securities. As a result, there is no cumulative effect to the financial statements as a result of implementing the new accounting policy. There is also no impact to current year financial statements.

GLOBAL OPPORTUNITIES FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

Prior to November 1, 2001, the Fund was already complying with the accounting practice of amortizing premiums on its fixed-income securities. The Fund began the accounting practice of accreting discounts on November 1, 2001, although they did not hold any fixed-income securities. As a result, there is no cumulative effect to the financial statements as a result of implementing the new accounting policy. There is also no impact to current year financial statements.

INTERNATIONAL GROWTH FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

Prior to November 1, 2001, the Fund was already complying with the accounting practice of amortizing premiums on its fixed-income securities. The Fund began the accounting practice of accreting discounts on November 1, 2001, although it did not hold any fixed-income securities. As a result, there is no cumulative effect to the financial statements as a result of implementing the new accounting policy. There is also no impact to current year financial statements.

PRECIOUS METALS FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

Prior to November 1, 2001, the Fund was already complying with the accounting practice of amortizing premiums on its fixed-income securities. The Fund began the accounting practice of accreting discounts on November 1, 2001, although they did not hold any fixed-income securities. As a result, there is no cumulative effect to the financial statements as a result of implementing the new accounting policy. There is also no impact to current year financial statements.